UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

ING Credit Facility

On April 3, 2014, FS Investment Corporation (the “Company”) entered into a revolving credit facility (the “Credit Facility”) with ING Capital LLC (“ING”), as administrative agent, and the lenders party thereto. The Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $300,000,000, with an option for the Company to request, at one or more times after closing, that existing or new lenders, at their election, provide up to $100,000,000 of additional commitments. The Credit Facility provides for the issuance of letters of credit in an aggregate face amount not to exceed $25,000,000. The Company’s obligations under the Credit Facility are guaranteed by all of the Company’s subsidiaries, other than its special-purpose financing subsidiaries. The Company’s obligations under the Credit Facility are secured by a first priority security interest in substantially all of the assets of the Company and the subsidiary guarantors thereunder.

Borrowings under the Credit Facility are subject to compliance with a borrowing base. Interest under the Credit Facility for (i) loans for which the Company elects the base rate option is payable at a rate equal to 1.5% per annum plus the greatest of (x) the “U.S. Prime Rate” as published in The Wall Street Journal, (y) the federal funds effective rate plus 0.5% per annum and (z) three-month London Interbank Offered Rate (“LIBOR”) plus 1% per annum and (ii) loans for which the Company elects the Eurocurrency option is payable at a rate equal to 2.50% per annum plus adjusted LIBOR. The Credit Facility will be subject to a non-usage fee of (a) 1% per annum on the unused portion of the commitment under the Credit Facility for each day such unused portion exceeds 65% of the commitments and (b) 0.375% per annum on the unused portion of the commitments for each day the unused portion is 35% or less. The Company will pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Credit Facility.

In connection with the Credit Facility, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company must comply with the following financial covenants: (a) the Company’s minimum stockholders’ equity, measured as of each fiscal quarter-end, must be greater than or equal to the greater of (i) 40% of assets of the Company and its subsidiaries as of the last day of such fiscal quarter and (ii) $1,980,744,000 (less amounts paid to purchase common stock in the Company’s tender offer), plus 50% of the net proceeds of any post-closing equity offerings; (b) the Company must maintain at all times a 200% asset coverage ratio; (c) the sum of (x) the Company and the guarantors’ Net Worth (defined as stockholders’ equity minus the net asset value held by the Company in any special-purpose financing subsidiaries) plus (y) 30% of the equity value of any special-purpose financing subsidiaries, must at all times be at least equal to the sum of (A) any unsecured longer-term debt of the Company and (B) accrued but unpaid base management fees and incentive fees at the time of measurement; and (d) the aggregate value of eligible portfolio investments that can be converted to cash in fewer than 20 business days without more than a 5% change in price must not be less than 10% of the Covered Debt Amount (defined as the aggregate amount of outstanding loans and issued letters of credit under the facility, plus, to the extent incurred after closing of the Credit Facility, certain other permitted debt of the Company) for more than 30 business days during any period during which the Covered Debt Amount (less cash and cash equivalents included in the borrowing base) is greater than 90% of the borrowing base (less cash and cash equivalents included therein).

The Credit Facility contains events of default customary for facilities of this type. Upon the occurrence of an event of default, ING, at the instruction of the lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable. During the continuation of an event of default and subject, in certain cases, to the instructions of the lenders, the Company must pay interest at a default rate.

The foregoing descriptions of the Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.3 and are incorporated by reference herein.

Amendment to Arch Street Credit Facility

On March 31, 2014, Arch Street Funding LLC (“Arch Street”), a wholly-owned special-purpose financing subsidiary of the Company, and Citibank, N.A., as the lender thereunder and as administrative agent (“Citi”), entered into an amended and restated loan agreement (the “A&R Loan Agreement”) which amended and restated in its entirety Arch Street’s revolving credit facility dated as of August 29, 2012 (the “Existing Loan Agreement”).

The A&R Loan Agreement modified the Existing Loan Agreement to, among other things, (a) increase the interest rate applicable to loans outstanding thereunder (i) during the drawdown period, to LIBOR plus 2.05%, and (ii) thereafter, to LIBOR plus 2.30%, (b) extend the final maturity date to August 29, 2016, (c) reduce the maximum commitments thereunder to $350,000,000, (d) add a financial covenant requiring that the Company maintain its net asset value at more than $200,000,000 and (e) modify the calculation of advance rates and certain eligibility and valuation criteria, in each case, applicable to Arch Street’s portfolio of debt securities that are pledged as collateral for the A&R Loan Agreement. The Company paid certain fees to Citi in connection with the A&R Loan Agreement.

No other material terms of the Existing Loan Agreement were changed pursuant to the A&R Loan Agreement.

The foregoing description of the A&R Loan Agreement as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the A&R Loan Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

A list of certain frequently asked questions and answers (“FAQs”) pertaining to the Company’s anticipated listing (the “Listing”) of its shares of common stock on the New York Stock Exchange LLC (“NYSE”) and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1 (except for the questions and answers in the section “Tender Offer” thereof, which are filed) and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission (the “SEC”).

Other Information

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Tender Offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the SEC upon the commencement of the Tender Offer. The full details of the Tender Offer, including complete instructions on how to tender Shares, will be included in the Tender Materials. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the Tender Offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov or by calling the information agent who will be identified in the Tender Materials. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at: www.fsinvestmentcorp.com or by contacting the Company at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104 or by phone (877) 628-8575.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in our operating area, the ability of the Company to complete the listing of its shares of common stock on the NYSE, the ability to complete the Tender Offer, the price at which shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the Tender Offer. Some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured Revolving Credit Agreement, dated as of April 3, 2014, by and among FS Investment Corporation, ING Capital LLC, as administrative agent, and the lenders party thereto.

10.2	Guarantee, Pledge and Security Agreement, dated as of April 3, 2014, by and among FS Investment Corporation, ING Capital LLC, as revolving administrative agent and collateral agent, the subsidiary guarantors party thereto and each financing agent and designated indebtedness holder party thereto.

10.3	Control Agreement, dated as of April 3, 2014, by and among FS Investment Corporation, ING Capital LLC, as collateral agent, and State Street Bank and Trust Company.

10.4	Loan Agreement, dated as of August 29, 2012 and amended as of March 31, 2014, by and between Arch Street Funding LLC, the financial institutions and other lenders from time to time party thereto and Citibank, N.A., as administrative agent.

99.1	Frequently Asked Questions, dated April 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	April 4, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Senior Secured Revolving Credit Agreement, dated as of April 3, 2014, by and among FS Investment Corporation, ING Capital LLC, as administrative agent, and the lenders party thereto.

10.2	Guarantee, Pledge and Security Agreement, dated as of April 3, 2014, by and among FS Investment Corporation, ING Capital LLC, as revolving administrative agent and collateral agent, the subsidiary guarantors party thereto and each financing agent and designated indebtedness holder party thereto.

10.3	Control Agreement, dated as of April 3, 2014, by and among FS Investment Corporation, ING Capital LLC, as collateral agent, and State Street Bank and Trust Company.

10.4	Loan Agreement, dated as of August 29, 2012 and amended as of March 31, 2014, by and between Arch Street Funding LLC, the financial institutions and other lenders from time to time party thereto and Citibank, N.A., as administrative agent.

99.1	Frequently Asked Questions, dated April 4, 2014.